UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2013

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a)  Prior to amendment, Section 3.07 of the Company’s Bylaws provided that a director in office who has reached the mandatory retirement age of 72 may serve only until the next annual meeting and may not stand for election to a new term.  On March 12, 2013, the Company’s Board of Directors amended Section 3.07 to allow a director in office who has reached the mandatory retirement age of 72 to continue to serve the unexpired balance of the term of the class to which he or she was elected or appointed.  The amendment also clarified that, in addition to being prohibited from standing for election after reaching the mandatory retirement age, an individual who has reached mandatory retirement age may not be appointed as a director pursuant to the Board’s power to fill vacancies.  No other changes to the Bylaws were made.

A complete copy of the Bylaws, as amended and restated through March 12, 2013, is filed as Exhibit 3.1 to this Report, and is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS

On March 12, 2013, Community Bancorp. announced that its Board of Directors has declared a quarterly cash dividend of $0.14 per share payable May 1, 2013 to shareholders of record on April 15, 2013.  The Company’s press release dated March 13, 2013, is filed as Exhibit 99.1 to this Report, and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 3.1 –	Bylaws of Community Bancorp., amended and restated through March 12, 2013

Exhibit 99.1 –	Press Release of Community Bancorp. dated March 13, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: March 12, 2013	By:	/s/ Stephen P. Marsh
Stephen P. Marsh, Chairman,
President & Chief Executive Officer

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